Exhibit 99.2

Energie, LLC

Unaudited Condensed Financial Statements

As of March 31, 2014 and December 31, 2013

and for the three month periods ended

March 31, 2014 and 2013

(Restated)

Energie LLC

Condensed Balance Sheets

	March 31, 2014 (Unaudited) (Restated)	December 31, 2013 (Restated)

Assets

Current Assets
Cash and cash equivalents	$10,416	$37,874
Accounts receivable, net	88,302	49,637
Inventory	404,346	414,308
Prepaid expenses	8,917	15,922
Total Current Assets	511,981	517,741

Noncurrent Assets
Intangible assets, net	1,100,408	1,119,550
Property and equipment, net	6,237	23,421
Deposits	11,695	11,695
Total Noncurrent Assets	1,118,340	1,154,666

Total Assets	$1,630,321	$1,672,407

Liabilities and Members' Deficit

Current Liabilities:
Accounts payable	$847,307	$595,202
Commissions payable	92,740	91,967
Unearned income	9,444	—
Debt	4,316,496	3,981,932
Total Current Liabilities	5,265,987	4,669,101

Members' Deficit
Members' deficit	(3,635,666)	(2,996,694)

Total Liabilities and Members' Deficit	$1,630,321	$1,672,407

The accompanying notes are an integral part of these condensed financial statements.

Energie LLC

Condensed Statements of Operations

(Unaudited)

	Three months ended March 31,
	2014 (Restated)	2013 (Restated)

Sales revenue	$164,609	$779,772
Cost of goods sold	(70,102)	(427,422)
Gross Profit	94,507	352,350

Operating Expenses
Commissions	26,673	163,953
Compensation	125,283	109,951
Depreciation and amortization	42,254	16,111
General and administrative	391,574	198,194
Total Operating Expenses	585,784	488,209

Loss from Operations	(491,277)	(135,859)

Other income (expense)
Interest expense	(87,570)	(55,141)
Other income	26,524	2,064
Other income (expense), net	(61,046)	(53,077)

Net loss and comprehensive loss	$(552,323)	$(188,936)

The accompanying notes are an integral part of these condensed financial statements.

 Energie LLC

Condensed Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2014 (Restated)	2013 (Restated)

Cash flow from operating activities
Net loss	$(552,323)	$(188,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,254	16,111
Unpaid interest	87,570	55,141
Change in operating assets and liabilities:
Accounts receivable	(38,665)	(99,575)
Inventory	9,962	(102,203)
Prepaid expenses	7,005	28,025
Accounts payable	252,105	2,936
Unearned income	9,444	(13,504)
Commissions payable	773	(499,142)
Net cash used in operating activities	(181,875)	(801,147)

Cash flow used for investing activities	(5,928)	—

Cash flow used for financing activities
Proceeds from payments of notes payable, net of repayments	246,994	656,003
Member activity	(86,649)	149,366
Net cash provided by financing activities	160,345	805,369

Net (decrease)/increase in cash	(27,458)	4,222
Cash at beginning of the period	37,874	59,171
Cash at end of the period	$10,416	$63,393

Supplemental Disclosures:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

 Energie LLC

Notes to Condensed Financial Statements

(Unaudited)

1. Organization and Basis of Presentation

Organization and Operations – Energie, LLC (“Energie” or “the Company”) was established on November 29, 2001 as a limited liability company in the state of Delaware and is engaged in the import and sale of specialized interior lighting solutions to the architecture and interior design markets in North America. The Company is headquartered in Wheat Ridge, Colorado and also maintains a production and assembly facility in Zeeland, Michigan.

Energie has organically developed an end-to-end production and distribution platform for imported lighting products featuring HID, fluorescent, and LED technologies. Long term contracts with five European manufacturers and one in Taiwan provide Energie with exclusive North American distribution rights to over 270 total products in 37 categories. After processing any modifications necessary to meet UL standards and building code requirements, the products are sold to customers through a network of over 60 independent lighting sales agents. In addition to a 15% commission structure, the sales force is provided with promotional materials, product training, and technical support by the Company.

Basis of Preparation - The accompanying unaudited interim condensed financial statements have been prepared on the same basis as the annual audited financial statements and in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this interim information. Operating results and cash flows for interim periods are not necessarily indicative of results that can be expected for the entire year. The information included in this report should be read in conjunction with our audited financial statements and notes thereto included in Exhibit 99.1 of this Form 8-K.

Going Concern and Managements’ Plans – The condensed financial statements as of and for the three months ended March 31, 2014 and 2013 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported net losses of $552,323 and $188,938, respectively, for the three months ended March 31, 2014 and 2013. The Company also has a members’ deficit of $3,635,666 at March 31, 2014 and negative working capital of $4,754,006 at March 31, 2014.

The future success of the Company is dependent on its ability to attract additional capital and, ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining financing, or that it will attain positive cash flows.

Although the Company is past due on its required payments under the forgoing loans, the lenders have not made demand for repayment of the principal and interest due. If demand for payment is made by one or multiple vendors, the Company would experience a liquidity issue as it does not currently have the funds available to pay off these debts. We intend to enter into extension/forbearance agreements with each of the lenders; however, there can be no assurances that any of the lenders will be cooperative or that if they are willing to provide extensions or forbearances, that the terms under which they may be willing to provide them will be favorable to the Company.

Reclassification – Certain expenses that were previously shown separately have been reclassified as General and administrative expense in the statements of operations, as the nature of these expenses are similar and separate disclosure was not deemed necessary.

2. Accounts receivable

The following is a summary of accounts receivable:

	March 31,	December 31,
	2014 (Restated)	2013 (Restated)

Customer receivables, factored	$88,302	$37,874
Customer receivables, unfactored	—	11,763
	$88,302	$49,637

Losses from factoring of receivables for the quarters ended March 31, 2014 and 2013, were $4,746 and $14,805, respectively. These amounts are included in the accompanying statements of operations within “Other income (expense).”

3. Inventory

The following is a summary of inventory:

	March 31,	December 31,
	2014	2013

Raw materials	$408,834	$418,796
Less: reserve	(4,488)	(4,488)
	$404,346	$414,308

4. Debt

Debt is comprised of the following:

Description	Note	March 31, 2014	December 31, 2013

Line of credit	A	$47,000	$47,000
Accounts receivable factoring	B	75,807	52,530
Note payable to distribution partner	C	633,342	550,347
Related party debt	D	3,314,903	3,110,889
Other notes payable	E	245,444	221,166
		$4,316,496	$3,981,932

A – Line of Credit – The Company utilized this bank line of credit for working capital purposes. The outstanding obligation is due on demand, has a stated initial interest rate of 10.5% that is subject to adjustment, and is guaranteed by the Company’s majority shareholder.

B – Accounts Receivable Factoring – Pursuant to factoring and security agreement, the Company submits accounts receivable for sale to a factoring firm at an amount equal to their face value, less a 1.5% commission and an initial factoring fee based on the prime interest rate plus 3%. The factor advances a percent of the account balance to the Company, and the remaining amount will be withheld in a non-interest bearing reserve account. Accounts purchased by the factor are with full recourse with the Company within 120 days from the invoices date. The factoring transaction is treated as a loan, with the receivables used as collateral. The Company has granted the factoring firm a security interest in, and a blanket lien upon the Company’s assets.

C – Note Payable to Distribution Partner – Represents the outstanding principal balance plus 5% annual interest due on a 2007 promissory note with 5% annual interest, between the Company and a significant European distribution partner. Although the Company is past due on required payments, the loan holder has not made any demand for repayment of the principal and interest due.

D –Related Parties Debt – Amounts due to lenders having an interest in the membership rights of Energie, LLC. These loans are not collateralized. All have been renegotiated to have a maturity of December 31, 2014. The following summarizes the terms and balances of the related party notes:

	March 31, 2014	December 31, 2013	Interest Rate

D1	$2,547,459	$2,413,752	6%
D2	355,210	306,946	12%
D3	176,367	173,367	—
D4	116,383	103,500	24%
D3	84,697	81,697	24%
D3	23,160	20,000	24%
D3	10,000	10,000	24%
D5	1,627	1,627	—
Total	$3,314,903	$3,110,889

D1 -- Holds the largest ownership percentage in the Company, and we also incur approximately $150,000 annually for rent expense with them. According to the note agreement, the note holder may, at its option at any time after default, proceed to convert any remaining balance of the notes to equity at a rate equal to the proportion of the remaining balance of the note divided by $4,000,000 enterprise value. The note was considered to be in default as of March 31, 2014; therefore, the note holder has the right to exercise the conversion option, but has not yet elected to do so.

The Company evaluated the agreement for derivatives and determined that it does not qualify for derivative treatment for financial reporting purposes, because the agreement relates to the Company’s own equity and, the debt and the equity are not closely related. The Company also determined this does not qualify as a beneficial conversion feature. Accordingly, the balance is reported at the carrying amount.

D2 -- Holds ownership interest in the Company and is also an executive vice president.

D3 -- All represent holders of ownership interest, without any other involvement in the Company.

D4 -- The spouse of the Company’s CEO.

D5 -- Holds ownership interest in the Company and is also a vice president.

E – Other Notes Payable – Represents the outstanding principal balance plus interest due on three separate promissory notes with interest rates ranging from 8% to 24% annually. Although the Company is past due on its required payments, the loan holders have not made demand for repayment of the principal and interest due. In the event the Company receives proceeds as the beneficiary of a life insurance policy covering its majority shareholder, repayment of principal and interest is due on these notes prior to using the proceeds for any other purpose.

All of the Company’s debt is reflected as a current liability due to either having a maturity date in 2014, or because it is past due.

5. Subsequent Events

On July 2, 2014, Energie Holdings, Inc. (“Holdings”), a publicly traded company, issued 33,000,000 unregistered shares of common stock in exchange for 100% ownership interest in Energie. This transaction resulted in the owners of Energie obtaining a majority voting interest in Holdings. The merger of Energie into Holdings results in Energie having control of the combined entity. Accordingly, this is considered to be a capital transaction, rather than a business combination, equivalent to the issuance of ownership interests by Energie for the net assets of Holdings, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded.

6. Restatement of Financial Statements

The condensed financial statements as of March 31, 2014 and December 31, 2013, and for the three months ended March 31, 2014 and 2013, filed with the SEC on July 2, 2014, have been restated. The previously filed financial statements reflected the potential reimbursement of costs to become a publicly-traded company as accounts receivable and a reduction of the corresponding expense. Management has determined that the accounting treatment should have been evaluated as a contingent gain and, as such, the potential reimbursement should not have been recorded. There is no formal reimbursement agreement and no amounts have been received.

The effects of the restatement on our previously issued financial statements are as follows:

As of and for the three months ended March 31, 2014
	Previously Reported	Adjustment	Restated
Balance sheet:
Accounts receivable, net	$1,040,723	$(952,421)	$88,302
Total current assets	1,464,402	(952,421)	511,981
Total assets	2,582,742	(952,421)	1,630,321

Members’ deficit	$(2,683,245)	$(952,421)	$(3,635,666)
Total liabilities and members’ deficit	2,582,742	(952,421)	1,630,321

Statement of operations:
General and administrative expense	$104,024	$287,550	$391,574
Total operating expenses	298,234	287,550	585,784
Loss from operations	(203,727)	(287,550)	(491,277)
Net loss and comprehensive income	(264,773)	(287,550)	(552,323)

Three months ended March 31, 2013
	Previously Reported	Adjustment	Restated
Statement of operations:
General and administrative expense	$109,649	$88,545	$198,194
Total operating expenses	399,664	88,545	488,209
Loss from operations	(47,314)	(88,545)	(135,859)
Net loss and comprehensive income	(100,391)	(88,545)	(188,936)

As of December 31, 2013
	Previously Reported	Adjustment	Restated
Balance sheet:
Accounts receivable, net	$714,508	$(664,871)	$49,637
Total current assets	1,182,612	(664,871)	517,741
Total assets	2,337,278	(664,871)	1,672,407

Members’ deficit	$(2,331,823)	$(664,871)	$(2,996,694)
Total liabilities and members’ deficit	2,337,278	(664,871)	1,672,407